Exhibit 77Q(1)(a)(ii)



Amendment No. 6 dated March 11, 2005 to the Registrant's Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(7) of post-effective amendment no. 32 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090087).